UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): December 23, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Base Salaries

On December 23, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company”) as to officers other than the chief executive officer, and the Board as to the chief executive officer, approved the following base salaries for the chief executive officer, chief financial officer, the three next most highly compensated executive officers of the Company during fiscal 2014, and two executive officers who were listed as named executive officers in the Company’s most recently filed proxy statement on Form 14A, whose names and titles are listed below (the “named executive officers”). These base salaries are effective January 1, 2015.

Name	Title	Amount
Robert M. Ling, Jr.	President and Chief Executive Officer	$850,000
Richard J. Martin	Executive Vice President, Finance and Administration and Chief Financial Officer	450,000
Leon G. Bergmann	Executive Vice President, Sales and Procurement	425,000
Daniel J. Murphy	Executive Vice President, Fresh Programs and Manufacturing	390,000
Susan M. Klug (1)	Executive Vice President, Marketing and Chief Marketing Officer	375,000
Joseph L. Falvey (1)	Executive Vice President and President, Market Centre	375,000
Rodney L. Van Bebber (2)	Senior Vice President, Distribution	—

(1)	Ms. Klug and Mr. Falvey were promoted to the position of Executive Vice President, from Senior Vice President, effective January 4, 2015.
(2)	Mr. Van Bebber retired from the Company on May 2, 2014.

2014 Cash Incentive Compensation

At the beginning of each fiscal year, a threshold bonus, a target bonus and a maximum bonus, each expressed as a percentage of base salary, are established for each executive officer under the Company’s Officer Annual Incentive Plan (the “Plan”), together with the Company performance objectives and the formula for computing the performance bonus based on the level of each performance objective that is achieved.

On December 23, 2014, the Compensation Committee and the Board, as applicable, verified the Company’s fiscal 2014 performance relative to the performance objectives established at the beginning of fiscal 2014 and determined that the following bonuses had been earned under the Plan by each named executive officer for fiscal 2014:

Name	2014 Base Salary	2014 Target Bonus as a % of Base Salary	2014 Bonus as a % of Target	2014 Bonus
Robert M. Ling, Jr.	$800,000	100%	95.34%	$762,720
Richard J. Martin	435,000	50%	95.34%	207,365
Leon G. Bergmann	400,000	50%	95.34%	190,680
Daniel J. Murphy	375,000	50%	95.34%	178,763
Susan M. Klug	340,000	30%	95.34%	97,247
Joseph L. Falvey	330,000	30%	95.34%	94,387
Rodney L. Van Bebber (1)	375,173	—%	—%	—

(1)	Mr. Van Bebber retired from the Company on May 2, 2014.

2014 Supplemental Executive Retirement Plan Contribution

The Supplemental Executive Retirement Plan (the “SERP”) is a non-qualified defined contribution type plan under which benefits are derived from an account balance for each participating officer. Each account balance is credited each year with a notional Company contribution based on the officer’s compensation, calculated as base salary plus bonus, earned during a fiscal year and the officer’s executive level at the end of the fiscal year. Plan participants may select from a variety of investment options concerning how the contribution is invested similar to the Company’s non-qualified deferred compensation plan.

Company contributions to the SERP for each participating officer will be based on a percentage of the officer’s compensation for the fiscal year, with the percentage dependent upon the officer’s position within the Company at the end of the fiscal year. The following table sets forth the contribution percentages for fiscal years in which the SERP is in effect for the entire fiscal year.

Executive Level	Contribution Percentage
Chief Executive Officer and President	30%
Executive Vice President	20%
Senior Vice President	15%
Vice President	10%

On December 23, 2014, the Compensation Committee and the Board, as applicable, approved the following amounts to be credited to the officers’ SERP accounts:

Name	Notional Contribution
Robert M. Ling, Jr.	465,066
Richard J. Martin	127,723
Leon G. Bergmann	116,886
Daniel J. Murphy	108,603
Susan M. Klug	65,025
Joseph L. Falvey	63,096
Rodney L. Van Bebber (1)	—

(1)	Mr. Van Bebber retired from the Company on May 2, 2014.

Upon termination of employment or death, the participant’s vested account balance will be payable over a period of from 5 to 15 years, or immediately following a change in control, as elected by the participant upon entry into the plan. Vesting is based on years of service as an officer at the rate of 20% per year. After 5 years of service as an officer, including service prior to the SERP’s adoption, or following a change in control, the account will be 100% vested. An account may be forfeited in the event a participant is terminated for cause or engages in activity in competition with the Company.

2015 Cash Incentive Compensation

On December 23, 2014, the Board established and weighted the Company performance objectives for fiscal 2015 under the Plan as follows: (1) pre-bonus EBITDAP (i.e., earnings before interest, taxes, depreciation, amortization and patronage dividends) excluding discontinued operations (“EBITDAP”), 40%; (2) sales, including vendor direct arrangements, 40%; and (3) expense ratio, 20%. Actual pre-bonus EBITDAP must be at least 80% of the EBITDAP performance objective for any bonus to be payable under the Plan. The Compensation Committee and the Board, as applicable, also established the following threshold, target and maximum bonus opportunities by position for executives under the Plan. Actual payouts depend upon performance results with ranges as follows:

	Incentive Bonus as % of Salary
Position	Threshold(1)	Target(2)	Maximum(3)
President and Chief Executive Officer	50%	100%	150%
Executive Vice President	25%	50%	75%
Senior Vice President	15%	30%	45%
Vice President	12.5%	25%	37.5%

(1)	The threshold award assumes the achievement of 80% of the Company EBITDAP objective.
(2)	The target award assumes the achievement of 100% of the Company EBITDAP, sales and expense ratio objectives.
(3)	The maximum award assumes achievement of 150% or more of the Company EBITDAP, sales and expense ratio objectives.

Payments under the Plan are subject to the Company’s Incentive Compensation Recoupment Policy under which the Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee after January 1, 2009 if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that subsequently are reduced due to a restatement; (b) the Board or an appropriate committee determines that the employee engaged in any fraud or willful misconduct that caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded; provided that the Company will not seek to recover bonuses or incentive compensation paid more than three years prior to the date the applicable restatement is disclosed.

The foregoing summary of the Plan is qualified in its entirety by reference to the copy of the Plan attached hereto as Exhibit 99.1 and incorporated herein by reference.

2015 Long-Term Incentive Awards

On December 23, 2014, the Compensation Committee and the Board, as applicable, approved the grant of a total of 80,125 appreciation units (“Units”) to officers under the Company’s Long-Term Incentive Plan (“LTIP”).

Under the LTIP, each Unit has a value equal to the increase, or appreciation, in the Company’s exchange value per share for a share of the Class A or Class B stock of the Company, plus cumulative cooperative patronage dividends, cash dividends and non-allocated retained earnings attributable to such share over the vesting period of the Units. The Units will vest in equal monthly installments over a period of four fiscal years (the “Performance Cycle”) and be paid out at the end of the Performance Cycle.

The Compensation Committee determines the number of Units to be awarded by first starting with a targeted compensation gap that the awards are designed to fill for each officer. The targeted compensation gap is the value the Units are targeted to have when they are paid out to the officer at the end of the Performance Cycle. To calculate the number of Units to be awarded at the start of the Performance Cycle such that those Units achieve the targeted compensation gap, the Compensation Committee uses an assumed potential compound annual growth rate (“CAGR”) of the Units over the Performance Cycle. If the actual CAGR of the Units over the Performance Cycle ends up being higher than the assumed potential CAGR used by the Compensation Committee in making the award, which may happen if, for example, the Company’s exchange value per share, dividends and non-allocated retained earnings exceed expectation, then the actual value of the Units at the end of the Performance Cycle may exceed the targeted compensation gap. If, on the other hand, the actual CAGR of the Units over the Performance Cycle ends up being lower than the assumed potential CAGR used by the Compensation Committee in making the award, which may happen if, for example, the Company’s exchange value per share, dividends and non-allocated retained earnings fall short of expectation, then the actual value of the Units at the end of the Performance Cycle may not meet the targeted compensation gap.

The assumed potential CAGR used by the Compensation Committee in determining the number of Units to be awarded for fiscal 2015 to achieve the targeted compensation gap was 4.2%. For reference, as of the end of fiscal 2014, the historical 4-year and 8-year CAGRs were (2.9)% and 4.2%, respectively. The Compensation Committee may use a different assumed potential CAGR for determining awards in future years.

The following table sets forth for each of the named executive officers, and for all named executive officers as a group:

•	The targeted compensation gap the LTIP award was designed to fill at the time the award was made;

•	The number of Units awarded for fiscal 2015; and

•	Three hypothetical potential values of the Units calculated using three assumed potential CAGRs for the remainder of the Performance Cycle.

Name	Targeted Compensation Gap When Units were Awarded ($)	Units Awarded	2.5% CAGR ($)	5.0% CAGR ($)	7.5% CAGR ($)
Robert M. Ling, Jr.	1,200,000	25,000	694,742	1,442,222	2,245,043
Richard J. Martin	300,000	6,300	175,075	363,440	565,751
Leon G. Bergman	300,000	6,300	175,075	363,440	565,751
Daniel J. Murphy	300,000	6,300	175,075	363,440	565,751
Susan M. Klug	300,000	6,300	175,075	363,440	565,751
Joseph L. Falvey	300,000	6,300	175,075	363,440	565,751
Rodney L. Van Bebber (1)	—	—	—	—	—
All executive officers as a group	3,825,000	80,125	2,226,648	4,622,321	7,195,364

(1)	Mr. Van Bebber retired from the Company on May 2, 2014.

2015 Board Compensation

On December 23, 2014, the Board, on the recommendation of the Compensation Committee, established the compensation for directors for 2015. All compensation remains unchanged from 2014 except that, following the recommendation of Pearl Meyer & Partners, the independent compensation consultant retained by the Compensation Committee based on a survey of peer group companies, the following changes were made:

•	The annual retainer for Non-Shareholder-Related Directors was increased from $75,000 to $90,000;

•	The additional annual compensation for the Chairman of the Board was increased from $25,000 to $50,000;

•	The additional annual compensation for the Chairman of the Audit Committee was increased from $10,000 to $30,000; and

•	The additional annual compensation for each of the Chairman of the Compensation Committee and the Chairman of the Corporate Governance and Nominating Committee was increased from $5,000 to $10,000.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1*	Unified Grocers, Inc. Officer Annual Incentive Plan.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2014	UNIFIED GROCERS, INC.

	By	/s/ Harry H. Demas
Harry H. Demas,
General Counsel and Secretary